SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: August 18, 2008

Yadkin Valley Financial Corporation

North Carolina	20-4495993
(State of incorporation)	(I.R.S. Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621-3404
(Address of principal executive offices)	(Zip Code)
Issuer’s telephone number: (336) 526-6300

This document contains 2 pages, plus exhibit

Item 7.01 Regulation FD Disclosure
Yadkin Valley Financial Corporation (Nasdaq: YAVY — news), the holding company for Yadkin Valley Bank and Trust Company, will be presenting information to investors at the 13th Annual Community Bank Conference in Chicago, hosted by Howe Barnes Hoefer & Arnett, Inc on August 19-20, 2008. Yadkin Valley President and CEO William A. Long and CFO Edwin E. Laws are scheduled to make a slide presentation on August 20th at 9:30 a.m. EDT. The broadcast will be open to media, investors and other interested parties and can be accessed by logging on to http://www.howebarnes.com on August 20th prior to the presentation. The audience will be directed to the presentation and will need either Real Player or Media Player to listen to the live broadcast. For those unable to listen to the live broadcast, a replay will be available from August 21st through August 29th.
Item 9.01 (d)

Exhibits
99.1	Press Release

99.2	Slide Presentation
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Yadkin Valley Financial Corporation
By:	/s/ Edwin E. Laws
Edwin E. Laws
Executive Vice President and CFO

Date: August 18, 2008